EXHIBIT 99.2

                               AMENDMENT NUMBER 1
                                       TO
                      STANDBY EQUITY DISTRIBUTION AGREEMENT

     This Amendment to the Standby Equity Distribution Agreement (the "Amendment"), effective as of this 8th day of December 2004, is by and among Intrepid Technology & Resources, Inc. (the "Company") and Cornell Capital
                                                  -------
Partners,  LP  ("the  Investor").
                      --------

     WHEREAS, the Company and the Investor entered into that certain Standby Equity Distribution Agreement on October 13, 2004 (the "Agreement"); and
                                                                ---------

     WHEREAS,  both  parties  desire to amend the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree to amend the Agreement as follows:

I.   AMENDMENTS.
     ----------

     A.     SECTION  6.8.  Section  6.8  of  the  Agreement  is  deleted  in its
            ------------
entirety  and the following language shall replace Section 6.8 of the Agreement:

     Section  6.8     Restriction  on  Sale  of  Capital  Stock.  During  the
                      -----------------------------------------
Commitment Period, the Company shall not issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance,
(ii) issue or sell any Preferred Stock warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's Bid Price determined immediately prior to its issuance, or
(iii) file any registration statement on Form S-8. Notwithstanding the foregoing restriction, the Company may file one (1) registration statement on Form S-8 (the "Permitted Form S-8 Registration") for 1,000,000 shares, provided
                -------------------------------
however, the Company shall not issue or grant any shares pursuant to the Permitted Form S-8 Registration for at least six (6) months after the Effective Date of the Registration Statement.

II.  MISCELLANEOUS.
     -------------

     A. Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

     B. This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

     C. All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

     D. All provisions in the Agreement and any amendments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.


                   [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties to this Amendment have caused the execution of this Amendment as of the day and year first above written.


                                        COMPANY:
                                        INTREPID TECHNOLOGY & RESOURCES, INC.


                                        By: /s/Dr. Dennis D. Keiser
                                            -----------------------
                                        Name:  Dr. Dennis D. Keiser
                                        Title: President & CEO


                                        CORNELL
                                        CORNELL CAPITAL PARTNERS, LP

                                        BY:    YORKVILLE ADVISORS, LLC
                                        ITS:   GENERAL PARTNER


                                        By: /s/Mark Angelo
                                            --------------
                                        Name:  Mark Angelo
                                        Title: Portfolio Manager